UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 25, 2017

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-32347

(Commission File Number)

Delaware (State of Incorporation)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 8.01	Other Events.

Item 9.01	Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 10.1	Power Purchase Agreement, dated as of October 20, 2016 between ONGP LLC and Southern California Public Power Authority

Exhibit 99.1	Press Release of Ormat Technologies, Inc. dated June 1, 2017

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

On May 25, 2017, the power purchase agreement, dated as of October 20, 2016 (the "Portfolio PPA ") between ONGP LLC ("ONGP" or "Seller"), an indirect, wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), and Southern California Public Power Authority ("SCCPA" or the "Buyer") received the final necessary approval from the City of Los Angeles, enabling SCPPA to execute the Portfolio PPA. The effective date (the "Effective Date") of the Portfolio PPA remains subject to the satisfaction of various conditions, including certain regulatory notifications, delivery of required credit support for certain of ONGP's obligations, and delivery of other customary certifications and closing conditions.

Portfolio Projects. Under the Portfolio PPA, SCPPA will purchase the output of 150 MW of geothermal power generation capacity, subject to adjustment (downward or upward) as described below and in the Portfolio PPA, generated by the following nine different geothermal energy facilities owned by the Company: Tungsten Mountain 1 and Tungsten Mountain 2, Steamboat Hills, Dixie Meadows 1 and Dixie Meadows 2, Baltazor Hot Springs, Brady, Steamboat 2 and Steamboat 3 (each, a "Facility"). At any time, and from time to time, on or prior to the end of the Third Development Period (as defined below) ONGP can either substitute or replace any one or more of the foregoing Facilities with any one or more alternative geothermal energy facilities owned by the Company set forth on a list of sixteen such facilities included in the Portfolio PPA and defined as a "Pre-defined Additional Facility;" provided that no such substitution or replacement will cause any change to the minimum and maximum electric energy generation that Seller is required to deliver and sell and that Buyer is required to purchase, and provided further that each Pre-defined Additional Facility that replaces and becomes a Facility under the Portfolio PPA also meets certain other pre-determined eligibility criteria. The Facilities and the Pre-defined Additional Facilities comprise a mix of fully constructed and operational geothermal power projects owned by the Company as well as geothermal power projects under various stages of leasing, exploration, development or construction by the Company.

Energy Delivery; Sale and Purchase. Seller is required to deliver energy under the Portfolio PPA in three periods, as follows:

●

during the period commencing with the Effective Date of the Portfolio PPA and ending on December 31, 2018 (the "First Development Period"), Seller is required to deliver a minimum of 60 MWs, and is entitled to deliver up to a maximum of 85 MWs; The First Development Period is further staged, such that prior to January 1, 2018 Seller cannot deliver more than 30 MWs, and between January 1 and February 23, 2018, Seller cannot deliver more than 45 MWs;

●

during the period commencing on January 1, 2019 and ending on December 31, 2020 (the "Second Development Period"), Seller is required to deliver a minimum of 90 MWs (inclusive of the energy delivered during the First Development Period), and is entitled to deliver up to a maximum of 130 MWs (inclusive of the energy delivered during the First Development Period); and

●

during the period commencing on January 1, 2021 and ending on December 31, 2022 (the "Third Development Period") and thereafter for the duration of the Portfolio PPA, Seller is required to deliver a minimum of 135 MWs (inclusive of the energy delivered during the Second Development Period), and is entitled to deliver up to a maximum of 185 MWs (inclusive of the energy delivered during the Second Development Period).

The minimum and maximum delivery obligations within a relevant period are referred to herein as the "First," "Second," or "Third," "Development Period [Minimum] / [Maximum] Capacity," as applicable.

Buyer is required to purchase all of the delivered energy up to the maximum amount delivered during each development period and thereafter, at a fixed price of $75.50 per MWh (without escalation). However, for any test energy delivered during the ramp up period of any Facility prior to such Facility's achieving its commercial operations or delivery commencement dates (in accordance with the relevant conditions set forth in the Portfolio PPA), Buyer shall only pay $56.63 per MWh. Buyer is not required to purchase delivered energy in excess of the maximum generation for the relevant period unless it consents in writing.

Delivery Failures. The Portfolio PPA sets forth certain liquidated damages that Seller is obligated to pay Buyer if it fails to meet the relevant Development Period Minimum Capacity, as described below:

●

if the aggregate net capacity of the Facilities at the end of the First Development Period is less than the First Development Period Minimum Capacity, Seller shall pay Buyer liquidated damages in an amount equal to $1,239 per MW of difference between the First Development Minimum Capacity and such aggregate net capacity for each day between the end of the First Development Period and the earlier of (x) the date the aggregate net capacity is equal to the First Development Minimum Capacity and (y) the end of the Second Development Period.

●

if the aggregate net capacity of the Facilities at the end of the Second Development Period is less than the Second Development Period Minimum Capacity, Seller shall pay Buyer liquidated damages in an amount equal to $1,239 per MW of difference between the Second Development Minimum Capacity and such aggregate net capacity for each day between the end of the Second Development Period and the earlier of (x) the date the aggregate net capacity is equal to the Second Development Minimum Capacity and (y) the end of the Third Development Period. However, if the aggregate net capacity of the Facilities at the end of the Second Development Period is less than the First Development Period Minimum Capacity, then the Minimum Capacity and the Maximum Capacity of each of the Second and Third Development Periods shall be reduced, respectively, by an amount equal to the difference of the First Development Minimum Capacity minus the aggregate net capacity at the end of the Second Development Period.

●

if the aggregate net capacity of the Facilities at the end of the Third Development Period is less than the Third Development Period Minimum Capacity, Seller shall pay Buyer liquidated damages in an amount equal to $1,239 per MW of difference between the Third Development Minimum Capacity and such aggregate net capacity for each day between the end of the Third Development Period and the earlier of (x) the date the aggregate net capacity is equal to the Third Development Minimum Capacity and (y) December 31, 2024. If the aggregate net capacity of the Facilities as of December 31, 2024 is less than the Third Development Period Minimum Capacity, then the Third Development Period Minimum Capacity and Maximum Capacity shall each be revised, respectively, to equal the aggregate net capacity of the Facilities as of December 31, 2024. However, if the aggregate net capacity of the Facilities at the end of the Third Development Period is less than the Second Development Period Minimum Capacity, then the Minimum Capacity and the Maximum Capacity of the Third Development Periods shall be reduced, respectively, by an amount equal to the difference of the Second Development Minimum Capacity minus the aggregate net capacity at the end of the Third Development Period.

Notwithstanding the foregoing, in no event shall Seller be obligated to pay liquidated damages in excess of $48,000,000 in the aggregate.

Performance Security. Under the Portfolio PPA, Seller is required to provide to Buyer a letter of credit issued by an issuer meeting certain qualifications set forth in the Portfolio PPA (A "Qualifying LC"), in the aggregate amount of $16,000,000 to secure Seller's obligation to pay liquidated damages as described above. If such letter of credit is drawn upon and the available amount reduces below $8,000,000, Seller is required to replenish (or cause the replenishment of) the amount of the letter of credit. The performance security letter of credit shall be returned to Seller upon the earlier to occur of (x) the aggregate net capacity of the Facilities exceeds the Third Development Period Minimum Capacity, (ii) termination of the Portfolio PPA while such letter of credit is outstanding, or (iii) December 31, 2024.

Delivery Term Security. Under the Portfolio PPA, Seller is required to provide a Qualifying LC to Buyer, or a guarantee from a guarantor that meets certain qualifications set forth in the Portfolio PPA, in an amount that increases over time based on the MWs of aggregate net capacity of the Facilities as they come on-line and achieve their commercial operation and commercial delivery dates, up to a maximum stated amount of $48,750,000.

Shortfall Energy and Liquidated Damages. If Seller fails in any contract year to deliver the Guaranteed Generation (as calculated in the manner set forth in the Portfolio PPA) for reasons other than curtailment required by Buyer, or failure by Buyer to accept delivery, and after taking into account extensions as a result of any Force Majeure (as defined in the Portfolio PPA), then Seller is required to provide Buyer with replacement energy meeting the requirements set forth in the Portfolio PPA in an amount equal to the shortfall. If Seller is unable to generate or procure sufficient replacement energy to cover all of the shortfall, Seller is required to pay Buyer "Shortfall Liquidated Damages" in an amount equal to the positive difference, if any, between the price Buyer paid for replacement energy, and the price Buyer would have paid Seller if the amount of shortfall energy had been delivered by Seller. The Shortfall Liquidated Damages are in lieu of actual damages and notwithstanding any other provision of the Portfolio PPA to the contrary other than a default comprising failure by Seller in each two consecutive contract years to deliver at least 50% of the Guaranteed Generation, shall be Buyer's sole remedy for failure to deliver energy.

Buyer Failure. Unless excused by Force Majeure or Seller's failure to perform its obligations under the Portfolio PPA, if Buyer fails to receive at the points of delivery specified in the Portfolio PPA all or any part of the energy required to be received by the Buyer, then Buyer shall pay Seller, within 30 days of request, an amount for each MWh of such deficiency equal to the positive difference, if any, obtained by subtracting the Sales Price received by the Seller from the price per MWh that would have been payable to Seller by Buyer for the energy not received by Buyer. The Sales Price means the price at which Seller, acting in a commercially reasonable manner, resells the energy or, absent a resale, the market price for the quantity of energy not received by Buyer.

Certain Other Covenants and Provisions. The Portfolio PPA contains various other covenants and provisions, including Seller's undertaking to (i) develop, construct, and operate the Facilities (and any Pre-defined Additional Facility that is used in substitution or replacement of a Facility) in compliance with environmental and other legal requirements in a manner that meets the applicable California Energy Commission and/or California Public Utilities Commission standards regarding greenhouse gas emissions and other matters and so as to be RPS compliant (as defined in the Portfolio PPA), (ii) provide Buyer access to the Facilities and otherwise comply with certain reporting obligations to Buyer in respect of the Facilities, and (iii) obtain and maintain transmission services for the Facilities. The Portfolio PPA also contains (i) customary provisions regarding billing and payments, audits, metering and related technical matters, (ii) scheduling and curtailment, and (iii) customary representations by each of Seller and Buyer.

Defaults and Termination. The Portfolio PPA contains customary payment, performance and bankruptcy events of defaults, subject in relevant cases (but not for bankruptcy) to customary cure periods. In addition to the more specific event of default described above under "Shortfall Energy and Liquidated Damages," the Portfolio PPA also has a default for failure of Seller to have achieved a minimum of 40 MW of aggregate net capacity for the Facilities by the date that is 90 days after the end of the Third Development Period. If Seller is the defaulting party, Buyer may exercise any rights and remedies under the Portfolio PPA or otherwise available at law or in equity, including application of all amounts available under the Performance Security against any amounts then owed to Buyer, and may also terminate the Portfolio PPA. If either party defaults, the non-defaulting party may terminate the Portfolio PPA, and the defaulting party shall pay the non-defaulting party a termination payment calculated in the manner set forth in the Portfolio PPA.

Term and Miscellaneous. The Portfolio PPA has a term (the "Agreement Term") that shall commence on the Effective Date and shall end on the last day of the Delivery Term (defined below) (or upon the expiration or earlier termination in accordance with its terms). The Delivery Term of the Portfolio PPA is the period of time commencing at the beginning of the first contract year and ending on December 31, 2043 (unless sooner terminated in accordance with its terms). The Portfolio PPA is subject to early termination (i) by mutual agreement of the parties, (ii) upon the occurrence of a default, by the non-defaulting party, (iii) if one or more Force Majeure events reduces the aggregate net capacity of the Facilities, or prevent Buyer from accepting the aggregate net capacity of the Facilities, in each case subject to certain threshold levels of capacity and time periods, and in each case subject to a Force Majeure cure period, all as set forth in the Portfolio PPA, (iv) by Seller, in the event regulatory notices regarding certain exemptions have not become final and no longer subject to appeal within 60 days after the Effective Date, or (v) if the CEC issues a decision that the Agreement fails to comply with Article 1 of Chapter 11 of Division 2 of Title 20 of the California Code of Regulations (regarding greenhouse gas emissions applicable to power plants 10 MW and larger).

Subject to certain exceptions, neither party may assign the Portfolio PPA without the prior written consent of the other party. Buyer may assign any or all of its rights under the Portfolio PPA without the consent of Seller provided that the assignee has an investment grade rating and such investment grade rating will not be impaired as a result of the assignment. Seller may, in connection with any financing or refinancing of any Facility, grant a security interest to its lenders and/or equity providers in the Portfolio PPA subject to Buyer's consent and execution of customary consents to assignments in favor of such lenders and/or equity providers, which consent may not be unreasonably withheld, conditioned or delayed by Buyer.

The Portfolio PPA is governed by California Law (without regard to conflicts of law principles).

The foregoing summary of the Portfolio PPA is not exhaustive, does not contain complete descriptions of all of the parties’ rights and obligations under the Portfolio PPA and is qualified in its entirety by reference to the Portfolio PPA, a copy of which is filed hereto as Exhibit 10.1, and incorporated herein by reference.

Item 8.01	Other Events.

On June 1, 2017, the Company issued a press release announcing receipt of the final approval for the Power Purchase Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Power Purchase Agreement, dated as of October 20, 2016 between ONGP LLC and Southern California Public Power Authority

Exhibit 99.1	Press Release of Ormat Technologies, Inc. dated June 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: June 1, 2017